EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT
                          FIDELITY D & D BANCORP, INC.





Name                            Date of Incorporation             Incorporation
----                            ---------------------             -------------
The Fidelity Deposit and        December 13, 1902                 Pennsylvania
Discount Bank